                                                                   EXHIBIT 10.20

                       ACKNOWLEDGEMENT AND CLARIFICATION
                        OF REPURCHASE RIGHTS AGREEMENT
                        ------------------------------


     THIS ACKNOWLEDGEMENT AND CLARIFICATION OF REPURCHASE RIGHTS AGREEMENT dated as of October 31, 1997, is executed by and among GMS Dental Group, Inc., a Delaware corporation (the "Company") and Grant M. Sadler and Kenneth J. Davis ("Shareholders"), with reference to the following facts:

                                   RECITALS
                                   --------

     A. On August 31, 1996, the Company and Shareholders entered into Founder Stock Purchase Agreements (the "Founder Stock Purchase Agreements") pursuant to which Mr. Sadler acquired 957,041 shares and Mr. Davis acquired 410,160 shares of the Company's Common Stock (the "GMS Common Stock").

     B. Pursuant to Section 5 of the Founder Stock Purchase Agreements and pursuant to that certain Common Stock Escrow Agreement by and among the Company and the Shareholders dated October 11, 1996 (the "Escrow Agreement"), 495,431 shares of GMS Common Stock purchased by Mr. Sadler and 266,770 shares of GMS Common Stock purchased by Mr. Davis (collectively, the "Shares") are subject to certain repurchase rights of the Company (the "Repurchase Rights").

     C. In September, 1996, the Company entered into certain employment offer letters by and between the Company and each Shareholder, respectively (the "Employment Letters").

     D. On or about January 17, 1997, the Board of Directors of the Company approved a modification to Exhibit A to the Escrow Agreement, a copy of which is
                           ---------
attached hereto as Exhibit A, revising the Repurchase Right milestones (the
                   ---------
"Revised Milestones").

     E. On October 17, 1997 the Board of Directors of the Company approved a merger (the "Merger") of the Company with and into Gentle Dental Service Corporation, a Washington corporation ("GDSC") pursuant to which all shares of GMS Common Stock outstanding immediately prior to the Merger will be exchanged for shares of the common stock of GDSC (the "GDSC Common Stock").

     F. The parties to this Agreement wish to hereby supplement the Founder Stock Purchase Agreements and the Escrow Agreement in order to clarify that notwithstanding anything to the contrary provided in the Founder Stock Purchase Agreements, the Shares are subject to the Repurchase Rights as described in the Escrow Agreement and to clarify that following the Merger, the shares of GDSC Common Stock the Shareholders will receive in the Merger in exchange for the Shares will be subject to the Repurchase Rights as clarified hereby.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agrees as follows:

     1.   Repurchase Rights Clarification.  The parties hereby agree that
          -------------------------------
notwithstanding anything to the contrary provided in the Founder Stock Purchase Agreements, the Escrow Agreement or the Employment Letters, the Shares are subject to the Repurchase Rights as described in the Escrow Agreement, in particular that the Repurchase Rights with respect to the

Vesting Stock (as defined in the Escrow Agreement and which include 393,250 shares of GMS Common Stock and 211,750 shares of GMS Common Stock, respectively, for Mr. Sadler and Mr. Davis) shall continue to be governed by the Founder Stock Purchase Agreements and that the Repurchase Rights with respect to the Repurchase Rights Stock (as defined in the Escrow Agreement and which include 495,431 and 266,770 Shares, respectively, for Mr. Sadler and Mr. Davis) shall be governed by the Escrow Agreement, as modified by the Revised Milestones, and shall be exercisable regardless of whether Shareholder ceases to be a Service Provider (as defined in the Founder Stock Purchase Agreements); provided, however, the parties hereby acknowledge and agree that the Repurchase Rights with respect to the Repurchase Rights Stock shall not become exercisable by the Company unless and until there is a failure of the Company to achieve the Revised Milestones in the time periods indicated in the Escrow Agreement. The parties further agree that following the Merger the shares of GDSC Common Stock the Shareholders will receive in the Merger in exchange for the Shares will be subject to the Repurchase Rights as clarified hereby.

     2.   Counterparts. This Agreement may be executed in multiple counterparts,
          ------------
each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     3.   Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties' successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Acknowledgement and Clarification of Repurchase Rights Agreement as of the date first above written.

                              COMPANY:

                              GMS DENTAL GROUP, INC.


                              By:  /s/ Michael T. Fiore
                                  ----------------------------------------
                                    Michael T. Fiore, President and
                                    Chief Executive Officer


                              SHAREHOLDERS:


                                   /s/ Grant M. Sadler
                                  ----------------------------------------
                                    Grant M. Sadler

                                   /s/ Kenneth J. Davis
                                  ----------------------------------------
                                    Kenneth J. Davis

                                   EXHIBIT A
                                   ---------

                       Financial Performance Objectives


          The repurchase right as to the Performance Option Shares subject to vesting based on financial performance objectives (the "Performance Objectives") will expire in 1997 with respect to up to one-half (1/2) of the Performance Option shares (the "Initial Amount") and in 1998 with respect to the remaining half of the Performance Option Shares (the "Second Amount"), but only if the following conditions are met:

          (i) the aggregate consideration paid by the Company for acquired dental practices from (x) inception through December 31, 1997 (with respect to the Initial Amount) and (y) from inception through December 31, 1998 (with respect to the Second Amount) does not exceed an amount equal to six (6) multiplied by the aggregate of the earnings before interest, taxes, depreciation and amortization ("EBITDA") for such practices for the immediately preceding twelve (12) month period; and

          (ii) Adjusted EBITDA (as defined below) exceeds seventy-five percent (75%) of Target EBITDA (as defined below) for (x) the Company's fiscal year ended December 31, 1997 (with respect to the Initial Amount) and (y) the Company's fiscal year ended December 31, 1998 (with respect to the Second Amount).

          For purposes of this Exhibit A, the term "Target EBITDA" shall mean
                               ---------
$6,298,000 for the fiscal year ended December 31, 1997 and $16,911,000 for the fiscal year ended December 31, 1998. For purposes of this Exhibit A, the term
                                                          ---------
"Adjusted EBITDA" shall mean the Company's EBITDA less corporate general and administrative expenses (but excluding direct expenses incurred in connection with the employment of a CEO, such as salary, bonus, travel and entertainment, car allowance and costs of administrative assistant). All computation of EBITDA, Target EBITDA and Adjusted EBITDA shall be based on audited financial statements of the Company.

Vesting Formula

          If the conditions set forth above are met, that number of shares of the Initial Amount and Second Amount shall vest as of the dates indicated above as follows:

         Percentage of Target                     Percentage of Initial Amount or
      EBITDA Achieved by Company                Second Amount Shares Which Will Vest
      --------------------------                ------------------------------------
     75% or less of Target EBITDA                              0%

   100% of Target EBITDA or greater                           100%

 Greater than 75%, but less than 100%      The percentage which will vest shall decrease
                                         linearly to 0% as the percentage of Target EBITDA
                                                achieved decreases from 100% to 75%

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